WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Number: EG-1                                                   10,435 Shares

                        WARRANT TO PURCHASE COMMON STOCK

U.S. Wireless Data, Inc, a Colorado corporation (the "Corporation"), hereby grants to entr[THETA]net Group LLC (the "Holder") the right to purchase from the Corporation 10,435 shares of the common stock of the Corporation (the "Warrant Shares"), subject to the terms and conditions set forth below. This Warrant is issued in connection with and subject to certain rights, privileges and restrictions set forth in the Engagement Agreement entered into between the Holder and the Corporation (the "Engagement Agreement") as of March 12, 1998.

1) Term. This Warrant may be exercised into fully paid and nonassessable shares of the Corporation's Common Stock, at the option of the Holder, at any time and from time to time in whole or in part during the five years ending March 11, 2003 (the "Exercise Period"), subject to certain stand-off limitations and extensions as set forth in Section 9 (below).

2) Purchase Price. This Warrant shall be exercisable into the Corporation's Common Stock at a price equal to the lower of Five Dollars and Seventy Five Cents ($5.75) per share, as adjusted pursuant to Section 9 below.

3) Exercise of Warrant. This Warrant may be exercised in whole or in part, but not for less than one hundred (100) Warrant Shares (or such lesser number of Warrant Shares as may at the time of exercise constitute the maximum number exercisable) and in excess of 100 Warrant Shares in increments of 100 Warrant Shares. It is exercisable at any time during the Exercise Period by the surrender of the Warrant to the Corporation at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by the amount, in full, of the aggregate purchase price of the Warrant Shares in immediately available funds. The Corporation agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter, and that the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered together with payment in fill as required above.

4) Cashless Exercise Option. Notwithstanding the foregoing, in lieu of exercising this Warrant for cash, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or equal to the value of the portion of the Warrant Shares thereof being cancelled) which shall be that number of Warrant Shares equal to the excess, if any, by which the Fair Market Value of the aggregate Warrant Shares exceeds the aggregate Exercise Price (determined by subtracting the Warrant Exercise Price for one Warrant Share on the exercise date from the Fair Market Value of one Warrant Share on the exercise date multiplied by the number of Warrant Shares exercised) on the exercise date. Fair Market Value of one share of a Warrant Share shall mean the fair market value as determined by the parties in good faith, taking into account publicly quoted prices for the Corporation's Common Stock if such are available. In the event of a cashless exercise, the underlying Warrant must be surrendered, and no new Warrant shall be issued. 5) Fractional Interest. The Corporation shall not be required to issue any fractional shares on the exercise of this Warrant.

6) Warrant Confers No Rights of Shareholder. The Holder shall not have any rights as a shareholder of the Corporation with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

7) Investment Representation. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Holder acknowledges by acceptance of the Warrant that (a) he has acquired this Warrant for investment and not with a view to distribution; and either (b) he has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of his business or financial experience be has the capacity to protect his own interests in connection with the transaction; and (c) he is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. The Holder by acceptance hereof, consents to the placement of the following restrictive legends or similar legends, on each certificate to be issued to the Holder by the Corporation in connection with the issuance of such Warrant Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) There IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

8) Reservation of Shares. The Corporation agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented hereby.

9) Adjustment for Re-Classification of Capital Stock. If the Corporation at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination, or reclassification. If shares of the Corporation's common stock are subdivided into a greater number of shares of common stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Corporation's common stock are combined into a smaller number of common stock shares, the price shall he proportionately increased, and the Warrant Shares shall be proportionately decreased.

10) The Corporation's Obligation to Register. If the Corporation at any time proposes to initiate a registration of its securities under the Securities Act of 1933, as amended (the "Securities Act") and thereafter to register any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable or any other form or type of registration in which Registrable Securities cannot be included pursuant to Commission rule or practice), it will give written notice to Holder of this Warrant of its intention to do so. If such registration is proposed to be on a form which permits inclusion of the Stock underlying the exercise of this Warrant, upon the written request from any Holder within 20 days after transmittal by the Corporation to the Holder of such notice, the Corporation will, subject to the limits contained in this Section, use its best efforts to cause all such Stock underlying the exercise of this Warrant to be registered under the Securities Act and qualified for sale under any relevant state blue sky law, all to the extent requisite to permit such sale or other disposition by Holder of the Stock so registered. Notwithstanding any other provision of this Section, if the underwriter managing such registration notifies the Holder in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, Holder will at a minimum be allowed to register their Stock pro rata based on the ratio of the total number of shares of Stock to be offered for sale by the Corporation to the total shares outstanding just prior to the offering.

11) Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

12) Assignment. The Holder of this Warrant shall not assign or transfer this Warrant without the consent of the Corporation; provided however, that the Holder, if a limited liability company, may assign this Warrant to its Members without the consent of the Corporation. The Holder of this Warrant shall not assign his Warrant unless such assignment is in compliance with applicable state and federal securities laws. In giving its consent to an assignment, the Corporation may request an opinion of counsel reasonably acceptable to it that such transfer is in compliance with all applicable state and federal securities laws.

13) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

14) Amendments. Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing not less than a majority in interest (50% +) of the shares of Common Stock issuable and issued upon exercise of all Series A Warrants.

15) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Subscription Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

16) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.
Executed as of March 12, 1998

By:       /s/ Evon Kelly
         -----------------------
         Evon Kelly
         Chief Executive Officer




The name and address of the registered Holder of this Note is:
entrenet Group LLC
1304 Southpoint Blvd., Suite 220
Petaluma, California 94954
Fax 707-781-2514
Email john@entre.net

NOTICE OF EXERCISE

To: ______________________

1. The undersigned hereby elects to purchase ______ shares of Common Stock of ____________________________, pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price for such shares in full.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3. Please issue a certificate representing said shares of Common Stock in the name of the undersigned:

4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:

 Dated: ___________________________       HOLDER
                                          By: _____________________________

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                                          (Print Name & Title)